UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2022

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events
On November 5, 2022, 1st Security Bank of Washington (“1st Security Bank”), a wholly owned subsidiary of FS Bancorp, Inc. (the “Company”), entered into a definitive purchase and assumption agreement (the “Purchase Agreement”) to acquire Columbia State Bank branches in Lincoln, Malheur, Tillamook counties in Oregon and Klickitat county, Washington, with approximately $510 million in deposits and $76 million in associated loans, which are being divested by Columbia Banking System, Inc. (“Columbia”) in connection with its merger with Umpqua Holdings Corporation. The transaction, which is expected to be completed in the first quarter of 2023, is subject to regulatory approval and other customary closing conditions and adjustments.
On November 7, 2022, the Company issued a joint press release with Columbia announcing the signing of the Purchase Agreement. A copy of the press release and investor presentation/branch transaction are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated herein by reference.
The information contained herein, including the attached investor presentation/branch transaction, are furnished pursuant to this Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 7, 2022

99.2	Investor Presentation/Branch Transaction

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2022	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet
Chief Financial Officer